Exhibit 3.1

CERTIFICATE OF MERGER

OF

ALLIS-CHALMERS ENERGY INC.
(a Delaware corporation)

WITH AND INTO

WELLCO SUB COMPANY
(a Delaware corporation)

This Certificate of Merger is being executed and filed pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”). The undersigned hereby certifies that:

FIRST:          The name and state of incorporation of each of the constituent corporations is as follows:

Name	State of Incorporation

Allis-Chalmers Energy Inc.	Delaware

Wellco Sub Company	Delaware

SECOND:     An Agreement and Plan of Merger, dated as of August 12, 2010, by and among Allis-Chalmers Energy Inc., Seawell Limited and Wellco Sub Company, as amended by an Amendment Agreement, dated as of October 1, 2010, by and among Allis-Chalmers Energy Inc., Seawell Limited and Wellco Sub Company (as so amended, the “Merger Agreement”), pursuant to which Allis-Chalmers Energy Inc. will merge with and into Wellco Sub Company (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the DGCL.

THIRD:        The name of the surviving corporation is Wellco Sub Company except, at the effective time of the Merger and pursuant to the Merger, the name of the surviving corporation will be changed to Allis-Chalmers Energy Inc.(the “Surviving Corporation”).

FOURTH:     The Certificate of Incorporation of Wellco Sub Company shall be the Certificate of Incorporation of the Surviving Corporation except that, at the effective time of the Merger and pursuant to the Merger, Article First of its Certificate of Incorporation shall be amended to read as follows:

FIRST:  The name of the Corporation is Allis-Chalmers Energy Inc. (hereinafter the "Corporation").

FIFTH:          The Merger shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

SIXTH:         A copy of the executed Merger Agreement is on file at an office of the Surviving Corporation, at 11125 Equity Dr., Suite 200, Houston, Texas 77041.

SEVENTH:   A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed on February 23, 2011.

WELLCO SUB COMPANY
a Delaware corporation

By:	/s/ Max L. Bouthillette
Name:	Max L. Bouthillette
Title:	Vice President, Secretary and
General Counsel

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